UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.  )

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◻	Definitive Proxy Statement

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TE CONNECTIVITY PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! TE CONNECTIVITY PLC PARKMORE BUSINESS PARK WEST PARKMORE, BALLYBRIT GALWAY, H91VN2T, IRELAND Vote in Person at the Meeting* March 11, 2026 2:00 p.m., GMT *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V82189-P41547 TE CONNECTIVITY PLC 2026 Annual General Meeting Vote by March 10, 2026 5:00 p.m., GMT You invested in TE CONNECTIVITY PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on March 11, 2026. Get informed before you vote View the Notice of Annual General Meeting, Proxy Statement and Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 25, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. In addition, you can view the 2025 Irish Financial Statements online. Conrad Dublin Earlsfort Terrace Dublin, Ireland

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V82190-P41547 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of the following thirteen (13) director nominees proposed by the Board of Directors. 1a. Jean-Pierre Clamadieu For 1b. Terrence R. Curtin For 1c. Carol A. (“John”) Davidson For 1d. Lynn A. Dugle For 1e. Sam Eldessouky For 1f. William A. Jeffrey For 1g. Syaru Shirley Lin For 1h. Heath A. Mitts For 1i. Abhijit Y. Talwalkar For 1j. Mark C. Trudeau For 1k. Kenneth Washington For 1l. Dawn C. Willoughby For 1m. Laura H. Wright For 2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company and Deloitte Ireland LLP as our statutory auditor under Irish law and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. For 3. An advisory vote to approve named executive officer compensation. For 4. To authorize the company and/or any subsidiary of the company to make market purchases of company shares. For 5. Determine the price range at which the company can re-allot treasury shares. For NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.